Exhibit 10.7

















                  DEBENTURE PURCHASE AGREEMENT


                               OF


                   SIRROM CAPITAL CORPORATION


                               AND


               ENVIRONMENTAL TECTONICS CORPORATION

                        TABLE OF CONTENTS


ARTICLE I - SALE AND PURCHASE OF DEBENTURES................... 1
     Section 1.1  Description of Debentures................... 1
     Section 1.2  Commitment; Closing Date.................... 2
     Section 1.3  Processing Fee.............................. 2

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.... 2
     Section 2.1  Corporate Status............................ 2
     Section 2.2  Capitalization.............................. 3
     Section 2.3  Authorization............................... 4
     Section 2.4  Validity and Binding Effect................. 5
     Section 2.5  Other Transactions.......................... 5
     Section 2.6  Litigation.................................. 5
     Section 2.7  Financial Statements........................ 5
     Section 2.8  SEC Reports................................. 6
     Section 2.9  Absence of Changes.......................... 6
     Section 2.10  No Defaults................................ 7
     Section 2.11  Compliance With Law........................ 7
     Section 2.12  Taxes...................................... 7
     Section 2.13  Certain Transactions....................... 8
     Section 2.14  Title to Property.......................... 8
     Section 2.15  Intellectual Property...................... 8
     Section 2.16  Accounting Matters......................... 9
     Section 2.17  Distributions to Company.................. 10
     Section 2.18  Prior Sales............................... 10
     Section 2.19  Regulatory Compliance..................... 10
     Section 2.20  1940 Act Compliance....................... 10
     Section 2.21  Registration Rights....................... 10
     Section 2.22  Environment............................... 11
     Section 2.23  Insurance................................. 12
     Section 2.24  Governmental Consents..................... 12
     Section 2.25  Offering.................................. 12
     Section 2.26  Manufacturing Rights...................... 12
     Section 2.27  Employees................................. 12
     Section 2.28  Fees/Commissions.......................... 13
     Section 2.29  1940 Act Compliance....................... 13
     Section 2.30  ERISA..................................... 13
     Section 2.31  Disclosure................................ 14
     Section 2.32  Survival.................................. 14

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASER.... 14
     Section 3.1  Authorization.............................. 14
     Section 3.2  Validity and Binding Effect................ 15
     Section 3.3  Purchase for Investment.................... 15
     Section 3.4  Survival................................... 15

ARTICLE IV - CONDITIONS PRECEDENT TO THE
OBLIGATIONS OF PURCHASER..................................... 15
     Section 4.1  Representations and Warranties............. 15
     Section 4.2  Officer's Certificate...................... 15
     Section 4.3  Satisfactory Proceedings................... 16
     Section 4.4  Legal Opinion.............................. 16
     Section 4.5  The Company's Existence and Authority...... 16
     Section 4.6  Delivery of Operative Documents............ 16
     Section 4.7  Sale of Preferred Stock.................... 17
     Section 4.8  Closing of FUNB Financing.................. 17
     Section 4.9  Required Consents.......................... 17
     Section 4.10  Waiver of Conditions...................... 17

ARTICLE V - COVENANTS OF COMPANY............................. 17
     Section 5.1  Use of Proceeds............................ 17
     Section 5.2  Use of Proceeds from Settlement............ 18
     Section 5.3  Payment of Debentures...................... 18
     Section 5.4  Repurchase of Debenture.................... 18
     Section 5.5  Corporate Existence, Etc................... 18
     Section 5.6  Maintenance, Etc........................... 19
     Section 5.7  Nature of Business......................... 19
     Section 5.8  Insurance.................................. 19
     Section 5.9  Taxes, Claims for Labor and Materials...... 19
     Section 5.10  Compliance with Laws...................... 20
     Section 5.11  ERISA Matters............................. 20
     Section 5.12  Books and Records; Rights of Inspection... 20
     Section 5.13  Reports................................... 21
     Section 5.14  Limitations on Debt and Obligations....... 22
     Section 5.15  Guaranties................................ 22
     Section 5.16  Limitation on Liens....................... 23
     Section 5.17  Restricted Payments....................... 24
     Section 5.18  Investments............................... 24
     Section 5.19  Mergers, Consolidations and Sales
          of Assets.......................................... 25
     Section 5.20  Transactions with Affiliates.............. 26
     Section 5.21  Notice.................................... 27
     Section 5.22  Observer Rights........................... 27
     Section 5.23  Information............................... 27
     Section 5.24  Further Assurances........................ 28
     Section 5.25  Optional Redemptions of Debentures........ 28

ARTICLE VI - SUBORDINATION OF DEBENTURES..................... 28
     Section 6.1  Subordination.............................. 28
ARTICLE VII - EVENTS OF DEFAULT; REMEDIES.................... 28
     Section 7.1  Events of Default.......................... 28
     Section 7.2  Notice to Holders.......................... 30
     Section 7.3  Acceleration of Maturities................. 30

ARTICLE VIII - RESTRICTIONS ON TRANSFER...................... 31
     Section 8.1  Legends; Restrictions on Transfer.......... 31
     Section 8.2  Notice of Intention to Transfer;
          Opinions of Counsel................................ 31

ARTICLE IX - AMENDMENTS, WAIVERS AND CONSENTS................ 32
     Section 9.1  Consent Required........................... 32
     Section 9.2  Solicitation of Debenture Holders.......... 32
     Section 9.3  Effect of Amendment or Waiver.............. 32

ARTICLE X - INTERPRETATION OF AGREEMENT; DEFINITIONS......... 32
     Section 10.1  Definitions............................... 32
     Section 10.2  Accounting Principles..................... 36
     Section 10.3  Directly or Indirectly.................... 36

ARTICLE XI - MISCELLANEOUS................................... 36
     Section 11.1  Expenses, Stamp Tax Indemnity............. 36
     Section 11.2  Powers and Rights Not Waived; Remedies
          Cumulative......................................... 37
     Section 11.3  Notices................................... 37
     Section 11.4  Successors and Assigns.................... 38
     Section 11.5  Survival of Covenants and Representations. 38
     Section 11.6  Severability.............................. 38
     Section 11.7  Governing Law............................. 38
     Section 11.8  Captions; Counterparts.................... 39

                  DEBENTURE PURCHASE AGREEMENT


          This DEBENTURE PURCHASE AGREEMENT (the "Agreement") entered into the 27th day of March, 1997, by and between ENVIRONMENTAL TECTONICS CORPORATION, a Pennsylvania corporation
(the "Company") and SIRROM CAPITAL CORPORATION, a Tennessee corporation (the "Purchaser").

                      W I T N E S S E T H:

          WHEREAS, the Company desires to obtain additional capital for use in connection with its business through the issue and sale of certain obligations, and Purchaser is willing to purchase such obligations of the Company, on the terms and conditions set forth herein.

          NOW, THEREFORE, in mutual consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows:

           ARTICLE I - SALE AND PURCHASE OF DEBENTURES

          Section 1.1  Description of Debentures.

               (a) The Company has authorized the issue and sale of $4,000,000 aggregate principal amount of its 12% Subordinated Debentures due March 27, 2004 (the "Debentures"), to be dated the date of issue, to bear interest from such date at the rate of 12% per annum, payable quarterly by automatic debit on the first day of each February, May, August and November in each year (commencing May 1, 1997) and at maturity and to bear interest on overdue principal (including any overdue required prepayment of principal or optional prepayment of principal pursuant to
Section 5.24) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 13% per annum after maturity, whether by acceleration or otherwise, until paid, to be expressed to mature on March 27, 2004, and to be substantially in the form attached hereto as Exhibit A-1. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. The Debentures are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 5.24 of this Agreement. The term "Debentures" as used herein shall include each Debenture delivered pursuant to this Agreement. The terms which are capitalized herein shall have the meanings set forth in Section 10 hereof unless the context shall otherwise require.

               (b) Simultaneously with the purchase and sale of the Debentures, the Company shall grant, issue, and deliver to Purchaser its Stock Purchase Warrant, dated the date hereof and substantially in the form attached hereto as Exhibit A-2 (the "Warrant").

          Section 1.2  Commitment; Closing Date.

          Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, Debentures in the aggregated principal amount of $4,000,000 at a price of 100% of the principal amount thereof.

          Delivery of the Debentures will be made at the offices of Sherrard & Roe, PLC, 424 Church Street, Suite 2000, Nashville, Tennessee 37219, against payment therefor by federal funds wire transfer in immediately available funds and to the accounts and in the amounts in accordance with the Company's wire instructions set forth on Exhibit B hereto, at 10:00 A.M., Nashville time, on March 27, 1997, or such later date as the Company and Purchaser shall agree (the "Closing Date"). The Debentures delivered to Purchaser on the Closing Date will be delivered to Purchaser in the form of a single registered Debenture for the full amount of such purchase (unless different denominations are specified by Purchaser), registered in Purchaser's name or in the name of such nominee as Purchaser may specify and, with appropriate insertions, in the form attached hereto as Exhibit A, all as Purchaser may specify at least 24 hours prior to the date fixed for delivery.

          Section 1.3  Processing Fee.

          The Company agrees to pay to Purchaser on or before the Closing Date a processing fee in an amount equal to $80,000.

   ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Purchaser as follows:

               Section 2.1  Corporate Status.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Debentures, the Preferred Stock Purchase Agreement, the Warrant, the Registration Rights Agreement, the Subordination Agreement between First Union National Bank, the Company, and Purchaser, and any other document executed and delivered by Purchaser in connection herewith or therewith (collectively, the "Operative Documents"). The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable provisions of law, except where the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Company. The states or other jurisdictions in which the Company is so qualified are set forth on Schedule 2.1(a) hereto. A certified charter of the Company and a good standing certificate for each state in which it is qualified to do business are attached to Schedule 2.1(a).

               (b) Schedule 2.1(b) sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest (the "Subsidiary" or, collectively, the "Subsidiaries"), or with respect to which the Company or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated on Schedule 2.1(b), each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as it is now being conducted, and is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable provisions of law, except where the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Company. All of the outstanding shares of capital stock, or other equity interest, of each Subsidiary owned, directly or indirectly, by the Company have been validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of all liens, charges, security interests or encumbrances. A certified charter for each Subsidiary and good standing certificates for each of the states in which each Subsidiary is qualified to do business are attached to Schedule 2.1(b).

               (c) Schedule 2.1(c) sets forth a complete list of "affiliates," as that term is defined in Rule 405 of Regulation C adopted under the Securities Act of 1933, as amended (the
"Securities Act"), with a brief statement describing the basis of each affiliation.

          Section 2.2  Capitalization.

               (a) The authorized capital stock of the Company consists of (i) 10,000,000 shares of common stock, par value $.10 per share (the "Common Stock"), of which 2,962,784 shares are issued and outstanding, and (ii) 1,000,000 shares of undesignated preferred stock, with rights and preferences fixed by the Board of Directors in accordance with the corporate laws of the Commonwealth of Pennsylvania and the Company's Articles of Incorporation, none of which are outstanding. All shares of Common Stock outstanding have been validly issued and are fully paid and nonassessable. There are no statutory or contractual pre-emptive rights, rights of first refusal, antidilution rights or any similar rights held by any party with respect to the issuance of the Debentures. The offer, sale and issuance of the Debentures do not require registration under the Securities Act or any applicable state securities laws.

               (b) The Company has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company any shares of capital stock of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party, or by which it is bound, relating to any shares of capital stock or other securities of the Company, whether or not outstanding except for (i) the Debentures to be issued pursuant to this Agreement, (ii) 314,164 shares of Common Stock reserved for issuance pursuant to the Company's 1988 Stock Option Plan, for which options to purchase 99,010 shares are outstanding, (iii) a warrant to acquire 100,000 shares of Common Stock held by Chase Manhattan Capital Corporation, and (iv) the obligation to issue to Osprey Partners, in certain circumstances, a warrant to purchase 125,000 shares of Common Stock.
Schedule 2.2 sets forth a summary of such options, warrants and other rights to acquire capital stock of the Company.

          Section 2.3  Authorization.

          The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and any of the other Operative Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the issuance of the Debentures hereunder, the execution and delivery of each other document in connection herewith or therewith to which the Company is a party, and the performance by the Company of its obligations hereunder and/or thereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, and have received all necessary governmental approvals, if any were required. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not and will not contravene or conflict with the Articles of Incorporation or Bylaws of the Company or any material agreement to which the Company or any of its Subsidiaries is now a party or by which any of them or their properties is bound, or constitute a default thereunder; or results in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument; or violates any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement, the Debentures and any other document executed and delivered by Purchaser in connection herewith or therewith, is duly authorized to act on behalf of the Company.

          Section 2.4  Validity and Binding Effect.

          Each of the Operative Documents is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other matters affecting the rights of creditors generally and general principles of equity.

          Section 2.5  Other Transactions.

          Except as disclosed on Schedule 2.5, there are no outstanding loans, liens, pledges, security interests, agreements or other financings upon which the Company or any Subsidiary is obligated or by which the Company is bound. Consummation of the transactions hereby contemplated and the performance of the obligations of the Company under and by virtue of the Operative Documents will not result in any breach of, or constitute a default under, any material mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, or any corporate articles, certificate or bylaws, agreement or certificate of limited partnership, partnership agreement, limited liability company agreement, license, franchise or any other material instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or, to the knowledge of the Company, affected or to which the Company has not obtained an effective waiver.

          Section 2.6  Litigation.

          Except as set forth on Schedule 2.6, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing which the Company or any Subsidiary is a party or to which any of its respective properties or assets is the subject which, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries, taken as a whole.

          Section 2.7  Financial Statements.

          The consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended February 25, 1994, February 24, 1995, and February 23, 1996, and the unaudited consolidated financial statements as of the nine (9) months ended November 29, 1996, which the Company previously has delivered to Purchaser, fairly present the financial condition of the Company and its Subsidiaries, as at the respective dates of and for the periods referred to in such financial statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved. The consolidated balance sheets and the related notes fairly present the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof, and the consolidated statements of income, cash flows and changes in stockholders' equity and the related notes fairly present the results of operations of the Company and its consolidated Subsidiaries for the respective periods indicated. There has been no material adverse change in the financial condition of the Company and its Subsidiaries taken as a whole since November 29, 1996.

          Section 2.8  SEC Reports.

          The Company's Common Stock is listed on the American Stock Exchange and has been duly registered with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since February 26, 1993, the Company has filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). All SEC Reports since February 26, 1995, have been timely filed. The Company previously has furnished to Purchaser true copies of all the SEC Reports, together with all exhibits thereto that Purchaser has requested. As of their respective dates, the SEC Reports complied (or will comply, as the case may be) in all material respects with all rules and regulations promulgated by the SEC and did not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          Section 2.9  Absence of Changes.

          Since November 29, 1996, (i) neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course business, that are material to the Company, (ii) neither the Company nor any of its Subsidiaries have purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has not been any change in the capital stock, long-term debt or short-term debt of the Company, and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company or any Subsidiary, taken as a whole.

          Section 2.10  No Defaults.

          Except as set forth on Schedule 2.10 and except where a default or event of default does not and would not constitute a Material Adverse Event, no default or event of default by the Company or any Subsidiary exists under this Agreement or any of the other Operative Documents, or under any other instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective properties may be bound or, to the knowledge of the Company, affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

          Section 2.11  Compliance With Law.

          To the Company's knowledge, the Company and any Subsidiary are in compliance with all laws, regulations, decrees and orders applicable to them (including but not limited to the Foreign Corrupt Practices Act, laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, cannot reasonably be expected to cause a Material Adverse Event.

          Section 2.12  Taxes.

          Except as set forth on Schedule 2.12, the Company and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and has paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and the Company does not know of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against the Company or any of its properties. The Company's federal income tax liability has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended February 24, 1995, or closed by applicable statutes of limitation.

          Section 2.13  Certain Transactions.

          Except as set forth on Schedule 2.13(i) and except as to indebtedness incurred in the ordinary course of business and approved by the Board of Directors of the Company, neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, in excess of an aggregate amount of $60,000, and none of the officers or directors or any members of their immediate families are indebted to the Company or any Subsidiary in excess of an aggregate amount of $60,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except that officers and/or directors of the Company may own no more than 4.9% of the outstanding stock of any publicly traded company which competes directly with the Company. Except as set forth on
Schedule 2.13(ii), no officer or director of the Company or any Subsidiary or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any Subsidiary. Except as set forth on
Schedule 2.13(iii), neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          Section 2.14  Title to Property.

          The Company and each Subsidiary has good and marketable title to all of real and material personal property owned by it, free and clear of all liens, security interests, pledges, encumbrances, equities claims and restrictions of every kind and nature whatsoever, except as disclosed on Schedule 2.14 and except for such liens, security interests, pledges, encumbrances, equities claims and restrictions which are not in the aggregate material to the business, operations or financial condition of the Company and its Subsidiaries taken as a whole. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid existing and enforceable leases, except as disclosed on Schedule 2.14 or which are not material and do not interfere with the use to be made of such buildings or property by the Company.

          Section 2.15  Intellectual Property.

          Except as set forth in Schedule 2.15, the Company is the lawful owner or has a valid right to use the proprietary information used in its business free and clear of any claim, right, trademark, patent or copyright protection of any third party. As used herein, "proprietary information" includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by the Company or any Subsidiary or marketing studies conducted by the Company, all of which the Company considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business. Except as set forth in Schedule 2.15, the Company has good and marketable title to or has a valid right to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by the Company or any Subsidiary or used or required by the Company or any Subsidiary in the operation of its business as presently being conducted. The Company has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which could cause a Material Adverse Event. To the Company's knowledge, no products or processes of the Company infringe or conflict with any rights of patent or copyright, or any discovery, invention product or process, that is the subject of a patent or copyright application or registration known to the Company. The Company has adopted and follows such procedures as the Company deems necessary or appropriate to provide reasonable protection of the Company's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of the Company, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

          Section 2.16  Accounting Matters.

          The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain assets accountability for the assets of the Company and each of its Subsidiaries;
(iii) access to the assets of the Company and each of its Subsidiaries are permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and each of its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          Section 2.17  Distributions to Company.

          No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.

          Section 2.18  Prior Sales.

          All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times (i) exempt from the registration requirements of the Securities Act or were registered under the Securities Act; and (ii) were duly registered, and were the subject of an available exemption from the requirements of all applicable state securities or Blue Sky laws or met the requirements of such laws.

          Section 2.19  Regulatory Compliance.

          Except as set forth on Schedule 2.19, the conduct of the business of the Company is not (and is not intended to be, as hereinafter conducted) dependent on any license, permit or other authorization of any federal, state or local regulatory body, and except as set forth on Schedule 2.19, such business is not subject to the regulation of any federal, state or local government regulatory body by reason of the nature of the business being conducted. All licenses, permits and authorizations set forth on Schedule 2.19 are in full force and effect.

          Section 2.20  1940 Act Compliance.

          The Company is an "eligible portfolio company" as such term is defined in Section 2(a)(46) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the issuance and sale by the Company of the Debentures does not constitute a "public offering" as such term is used in Section 55(a)(1) thereof.

          Section 2.21  Registration Rights.

          Except as described in Schedule 2.21, the Company is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

          Section 2.22  Environment.

          The Company has duly complied, in all material respects, with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance, in all material respects, with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Company has been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (6) other environmental, health or safety matters. The Company has not received notice of, or knows of, or suspects facts which might constitute any violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to
(1) air emissions; (2) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (6) other environmental, health or safety matters affecting the Company or its business, operations, assets, equipment, property, leaseholds or other facilities. The Company does not have any indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

          Section 2.23  Insurance.

          The Company has maintained, and has caused each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

          Section 2.24  Governmental Consents.

          No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement or the offer, sale or issuance of the Debenture by the Company.

          Section 2.25  Offering.

          Subject in part to the truth and accuracy of Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Debenture as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on is behalf will take any action hereafter that would cause the loss of such exemption.

          Section 2.26  Manufacturing Rights.

          The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

          Section 2.27  Employees.

          To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

          Section 2.28  Fees/Commissions.

          The Company has not agreed to pay any finder's fee, commission, origination fee (except for the processing fee due to Purchaser pursuant to Section 1.3 hereof) or other fee or charge to any person or entity with respect to the transactions contemplated hereunder, except a fee of $529,981.23 payable to Berwind Financial Group, L.P., and a fee of $75,000.00 payable to First Union National Bank.

          Section 2.29  1940 Act Compliance.

          The Company is an "eligible portfolio company" as such term is defined in Section 2(a)(46) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the issuance and sale by the Company of the Preferred Stock does not constitute a "public offering" as such term is used in Section 55(a)(1) thereof.

          Section 2.30  ERISA.

          Except as disclosed in Schedule 2.30, the Company is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security
Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829,
29 U.S.C.A. Sections 1001 et seq. (1975), as amended from time to time ("ERISA"). Except as disclosed in Schedule 2.30, neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "pension plan" (as such term is defined in ERISA, a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation
(together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); The
Company and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of The Company or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither the Company nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

          Section 2.31  Disclosure.

          No representation or warranty given as of the date hereof by the Company contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to the Purchaser pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.

          Section 2.32  Survival.

          The representations and warranties of the Company contained in this Agreement shall survive until this Agreement terminates in accordance with Section 11.5 hereof.

    ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASER

          The Purchaser hereby represents to the Company as follows:

          Section 3.1  Authorization.

          Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement and any other document executed and delivered by Purchaser in connection herewith, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and any other document executed and delivered by Purchaser in connection herewith, and the performance by Purchaser of its obligations hereunder and/or thereunder are within the corporate powers of Purchaser, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with the Charter or Bylaws of Purchaser. The officer(s) executing this Agreement and any other document executed and delivered by Purchaser in connection herewith, is duly authorized to act on behalf of Purchaser.

          Section 3.2  Validity and Binding Effect.

          This Agreement and any other document executed and delivered by Purchaser in connection herewith are the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

          Section 3.3  Purchase for Investment.

          Purchaser is a registered investment company under the Investment Company Act. Purchaser is acquiring the Debentures for its own account, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and Purchaser has no present intention of selling, negotiating or otherwise disposing of the Debentures; it being understood that Purchaser intends to transfer and assign the Debentures and all Purchaser's rights and obligations under this Agreement to one or more wholly-owned Subsidiaries of Purchaser.

          Section 3.4  Survival.

          The representations and warranties of the Purchaser contained in this Agreement shall survive until this Agreement terminates in accordance with Section 11.5 hereof.

ARTICLE IV - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

          The obligation of Purchaser to purchase and pay for the Debentures on the Closing Date shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

          Section 4.1  Representations and Warranties.

          The representations and warranties of the Company contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Purchaser or its representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Company shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

          Section 4.2  Officer's Certificate.

          The Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by a duly authorized officer of the Company substantially in the form attached hereto as Exhibit C.

          Section 4.3  Satisfactory Proceedings.

          All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Purchaser and Purchaser's counsel, and the Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Secretary of the Company substantially in the form attached hereto as Exhibit D.

          Section 4.4  Legal Opinion.

          Purchaser shall have received the opinion of Stevens & Lee, A Professional Corporation, counsel for the Company, dated the Closing Date, addressed to Purchaser, in form and substance satisfactory to Purchaser, and covering the matters set forth in Exhibit E hereto.

          Section 4.5  The Company's Existence and Authority.

          The Company shall have delivered to Purchaser the following certificates of public officials, in each case as of a recent date:

               (a) the Articles of Incorporation of the Company, certified by the Secretary of State of Pennsylvania;

               (b) a certificate of existence or good standing of the Company in the State of Pennsylvania and as a foreign corporation in each of the jurisdictions set forth in
Schedule 2.1(a);

               (c)  the Articles of Association and the
equivalent under applicable laws of a certificate of good standing for ETC International Corporation.

          Section 4.6  Delivery of Operative Documents.

          The Company shall have delivered to Purchaser the following executed documents simultaneously with the execution of this Agreement:

               (a)  the Debenture;

               (b)  the Warrant;

               (c)  the Registration Rights Agreement between the
Company and the Purchaser; and

               (d)  the Subordination Agreement between First
Union National Bank ("FUNB"), the Company, and the Purchaser,

all of which shall be dated as of March 27, 1997.

          Section 4.7  Sale of Preferred Stock.

          The closing of the purchase and sale of 25,000 shares of the Company's Series A Convertible Preferred Stock (the
"Series A Preferred Stock") shall have occurred simultaneously with the closing hereunder.

          Section 4.8  Closing of FUNB Financing.

          The closing of the initial borrowing under the Revolving Credit Agreement between the Company and FUNB, dated as of March 27, 1997 (the "FUNB Facility") shall have occurred simultaneously with the closing hereunder.

          Section 4.9  Required Consents.

          Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of the Company, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Purchaser and Purchaser's counsel.

          Section 4.10  Waiver of Conditions.

          If on the Closing Date the Company fails to tender to Purchaser the Debentures to be issued to Purchaser on such date or if the conditions specified in this Article IV have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Article IV have not been fulfilled, Purchaser may waive compliance by the Company with any such condition to such extent as Purchaser, in Purchaser's sole discretion, may determine. Nothing in this
Section 4.7 shall operate to relieve the Company of any of its obligations hereunder or to waive any of Purchaser's rights against the Company.

                ARTICLE V - COVENANTS OF COMPANY

          From and after the Closing Date and continuing so long as any amount remains unpaid on any of the Debentures:

          Section 5.1  Use of Proceeds.

          The Company shall use the proceeds of the Debentures only for the purposes set forth on Schedule 5.1 attached hereto.

          Section 5.2  Use of Proceeds from Settlement.

          On October 1, 1996, the Thai Trade Arbitration Council rendered a judgment in favor of the Company in connection with a trade dispute with the Royal Thai Air Force ("RTAF"). If the Company completes services to be performed under its contract with RTAF by June 30, 1997, the Company will be entitled to payment of approximately $450,000 from RTAF. If the Company completes the contract and receives at least $400,000 of amounts due, the Company may use such amount to prepay the bridge notes made by the Company in favor of (a) William F. Mitchell dated February 7, 1997, in the principal amount of $300,000,
(b) Pete L. Stephens, M.D., dated January 8, 1997, in the principal amount of $240,000, and (c) Pete L. Stephens Profit-Sharing Plan dated January 8, 1997, in the principal amount of $60,000 (collectively, the "Bridge Notes"). The Company shall not make any other payments of principal on the Bridge Notes without the prior written consent of Purchaser.

          Section 5.3  Payment of Debentures.

          The Company shall pay the indebtedness evidenced by the Debentures according to the terms thereof and shall timely pay or perform all of the other obligations of the Company under this Agreement.

          Section 5.4  Repurchase of Debenture.

          Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Debentures unless the offer has been made to repurchase Debentures, pro rata, from all holders of the Debentures at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Debentures, such Debentures shall immediately thereafter be canceled, and no Debentures shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Debentures by the Company or any Subsidiary or Affiliate, such Debentures shall no longer be outstanding for purposes of any Section of this Agreement relating to the taking by the holders of the Debentures of any actions with respect hereto, including, without limitation, Sections 7.3 and 8.1.

          Section 5.5  Corporate Existence, Etc.

          The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, and all licenses and permits necessary to the proper conduct of its business.

          Section 5.6  Maintenance, Etc.

          The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used or useful in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

          Section 5.7  Nature of Business.

          Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

          Section 5.8  Insurance.

          The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

          Section 5.9  Taxes, Claims for Labor and Materials.

          The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such Subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

          Section 5.10  Compliance with Laws.

          Except where failure to do so does not and would not constitute a Material Adverse Event, The Company shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which The Company is a party or by which The Company or any of its properties is bound. Without limiting the foregoing, The Company shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

          Section 5.11  ERISA Matters.

          If the Company has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L.
No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. Section 1001
et seq. (1975), as amended from time to time ("ERISA"), then the following covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (i) the Company hereby covenants that throughout the existence of the Plan, the Company's contributions under the Plan will meet the minimum funding standards required by ERISA and the Company will not institute a distress termination of the Plan; and (ii) the Company covenants that it will send to Purchaser a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension
Benefit Guaranty Corporation, at the time that such notice is so filed; provided, however, that the current violation of this covenant as described in Schedule 2.30 shall not be a violation of this Section 5.11 so long as such violation is cured within ten (10) days of the date hereof.

          Section 5.12  Books and Records; Rights of Inspection.

          The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles consistently maintained. The Company shall permit a representative of Purchaser to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of Purchaser, during reasonable business hours, at all such times as Purchaser may reasonably request.

          Section 5.13  Reports.

          The Company will furnish to Purchaser the following:

               (a) Monthly Statements. Within twenty-five (25) days of the end of each month, beginning the month of April 1997, monthly internal financial reports which at a minimum shall consist of a balance sheet of the Company as of the close of such month and related statements of income and cash flows for the one-month period then ended, as well as any additional financial reports for such period routinely prepared with respect to the Company and the Subsidiaries;

               (b) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                    (i)  consolidated and consolidating balance
     sheets of the Company and Subsidiaries as of the close of the three month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

                    (ii)  consolidated and consolidating
     statements of income and retained earnings of the Company and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                    (iii)  consolidated and consolidating
     statements of cash flows of the Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and accompanied by a certificate of an authorized financial officer of Company that such financial statements fairly represent the financial condition and results of operations and cash flows of the Company at and for the periods presented, subject to normal year end adjustment;

               (c) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:


                    (i)  consolidated and consolidating balance
     sheets of the Company and Subsidiaries as of the close of such fiscal year, and

                    (ii)  consolidated and consolidating
     statements of income and retained earnings and cash flows of the Company and Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing or a firm reasonably acceptable to the Purchaser;

               (d)  Audit Reports.  Promptly upon receipt
thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

               (e) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries. The Company specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings; and

               (f)  Requested Information.  With reasonable
promptness, such other data and information as Purchaser or any such institutional holder may reasonably request.

          Section 5.14  Limitations on Debt and Obligations.

          Except as to (i) indebtedness existing on the date hereof and reflected on (a) the Company's unaudited balance sheet as of November 29, 1996 and (b) Schedule 2.7, as the same indebtedness may be extended or renewed (but not increased),
(ii) the indebtedness incurred pursuant to the Debentures,
(iii) accounts payable and other trade payables incurred in the ordinary course of business, and (iv) obligations of the Company pursuant to capitalized leases, (v) the FUNB Facility as extended or renewed, but not to exceed $11,000,000 in principal amount; neither the Company nor any Subsidiary shall incur additional indebtedness in excess of $100,000 annually.

          Section 5.15  Guaranties.

          The Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by Company which are limited in amount to a stated maximum dollar exposure and are incurred in compliance with the provisions of this Agreement.

          Section 5.16  Limitation on Liens.

          Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "Liens") on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreement or other title retention devices, except those Liens which exist as of the date hereof as set forth on Schedule 2.14, and except:

          the liens and security interests created or permitted by the FUNB Credit Facility Operative Documents;

          purchase money liens on and security interests in equipment hereafter acquired securing Debt permitted by Paragraph 5.13 of this Agreement, provided that such liens and security interests attach only to the equipment so acquired and do not encumber any other property of the Company or any Subsidiary;

          liens for taxes not yet payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Company or a Subsidiary;

          mechanics', materialmen's, warehousemen's, carriers' or other like liens arising in the ordinary course of business of the Company or any Subsidiary, if any, arising with respect to obligations which are not overdue for a period longer than thirty
(30) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Company or a Subsidiary;

          deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature or given in the ordinary course of business by the Company or any Subsidiary; and

          other encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which, in the aggregate, do not materially detract from the value of the premises or the business, properties or assets of the Company or any Subsidiary.

          Section 5.17  Restricted Payments.

          For so long as the Debentures are outstanding, the Company will not, except as hereinafter provided:

               (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class except (i) dividends or other distributions payable solely in shares of capital stock of Company, and (ii) that the preferred dividends on the Series A Preferred Stock may be paid provided no Event of Default exists hereunder;

               (b)  directly or indirectly, or through any
Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock; provided, however, that the Company (i) may repurchase the warrant for 100,000 shares of Common Stock held by the Chase Manhattan Capital Corporation and (ii) may effect the mandatory repurchase of the Series A Convertible Preferred Stock in accordance with its terms; or

               (c)  make any other payment or distribution,
either directly or indirectly or through any Subsidiary, in respect of its capital stock.

          Section 5.18  Investments.

          The Company will not, and will not permit any Subsidiary to, make any Investments outside the ordinary course of business for the Company or any Subsidiary, without the prior written consent of Purchaser, except:

               (a) Investments in direct obligations of the United States of America, or any agency or instrumentality of the United States of America, the payment or guaranty of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

               (b)  Investments in certificates of deposit
maturing within one year from the date of origin, issued by First Union National Bank or a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by Company or a Restricted Subsidiary, rated AA or better by Standard & Poor's Corporation or Aa or better by Moody's Investors Service, Inc.;

               (c) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of Company or any Subsidiary; and

               (d) receivables arising from the sale of goods and services in the ordinary course of business of Company and its Subsidiaries.

          Section 5.19  Mergers, Consolidations and Sales of
Assets.

               (a) The Company will not, and will not permit any Subsidiary to (1) consolidate with or be a party to a merger or share exchange with any other corporation or (2) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section 5.18) of the assets of Company and its Subsidiaries; provided, however, that:

                    (i)  any Subsidiary may merge or consolidate
     with or into the Company or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

                    (ii)  the Company may consolidate or merger
     with any other corporation if (A) the Company shall be the surviving or continuing corporation, (B) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (C) after giving effect to such consolidation or merger the Company would be permitted to incur at least $1.00 of additional indebtedness under the provisions of Section 5.13; and

                    (iii)  any Subsidiary may sell, lease or
     otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Subsidiary.

               (b) The Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.18, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary.

               (c)  The Company will not sell, transfer or
otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary) any shares of stock or any indebtedness of any other Subsidiary, unless:

                    (1)  simultaneously with such sale, transfer
     or disposition, all shares of stock and all indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                    (2)  the Board of Directors of the Company
     shall have determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness is no longer in the best interests of the Company;

                    (3)  such stock and Indebtedness is sold,
     transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                    (4)  the Subsidiary being disposed of shall
     not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

                    (5)  such sale or other disposition does not
     involve a substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries taken as a whole.

               (d) As used in this Section 5.18, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the same twelve month period ending on the date of such sale, lease or other disposition, exceeds 15% of the consolidated net tangible assets of the Company and its Subsidiaries determined as of the end of the immediately preceding fiscal year.

          Section 5.20  Transactions with Affiliates.

          The Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any officer, director or Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, in each case as determined in good faith by a majority of the disinterested directors of the Company.

          Section 5.21  Notice.

          The Company shall promptly upon the discovery thereof give written notice to Purchaser of (i) the occurrence of any default or Event of Default or event which, with the passage of time, would constitute an Event of Default, under this Agreement,
(ii) the occurrence of any default or event of default under any other agreement providing for indebtedness of the Company or any Subsidiary or under a capitalized lease obligation, (iii) any actions, suits or proceedings instituted by any Person against the Company or a Subsidiary or materially affecting any of the assets of the Company or any Subsidiary, and (iv) any dispute between the Company or any Subsidiary, on the one hand, and any governmental regulatory body, on the other hand, which dispute might interfere with the normal operations of the Company or any Subsidiary; provided, however, that Purchaser shall not be required by this Agreement to disclose any such information provided in (iii) or (iv) above to any third party other than Purchaser's counsel and except to the extent compelled by law or otherwise authorized by the Company.

          Section 5.22  Observer Rights.

          For so long as the Debentures shall remain outstanding, provided that no nominee of the initial Purchaser is a director, the Company shall invite one representative of Purchaser to attend, at the Company's expense, all meetings of the Company's Board of Directors and all committees of the Company's Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. The Company shall also provide Purchaser, in advance, with copies of all actions proposed to be taken by the Board of Directors in lieu of meeting.

          Section 5.23  Information.

          The Company will furnish to Purchaser such financial data and other information relating to the business of the Company as Purchaser may from time to time reasonably request. In addition to the foregoing, no later than ninety (90) days after the sale of the Debentures, the Company shall furnish Purchaser a certificate, executed by the President of the Company, itemizing the use of proceeds from the Debentures, and the Company shall cooperate with Purchaser in connection with post-closing review.

          Section 5.24  Further Assurances.

          The Company will take all actions reasonably requested by Purchaser to effect the transactions contemplated by this Agreement and the other Operative Documents.

          Section 5.25  Optional Redemptions of Debentures.

          The Debentures may not be redeemed, repaid or repurchased by the Company at the option of the Company or any Subsidiary or Affiliate at any time prior to the second anniversary of the date of initial issuance of the Debentures.
On and after the second anniversary of the date of initial issuance, the Debentures shall be subject to redemption, at the Company's option, in whole at any time or in part from time to time, provided that in case of each redemption at the Company's option hereunder, the Company will give written notice thereof to each holder of a Debenture to be redeemed not less than forty-five (45) nor more than seventy-five (75) days prior to the date fixed for such redemption (the "Redemption Date"), in each case specifying the Redemption Date, the aggregate principal amount of the Debentures to be redeemed on such date and the principal amount of Debentures held by such holder to be redeemed on such date. In the case of a redemption of part of the Debentures, such redemption shall be effected pro rata among all holders of Debentures.

            ARTICLE VI - SUBORDINATION OF DEBENTURES

          Section 6.1  Subordination.

          The indebtedness evidenced by the Debentures, including principal and interest, shall be subordinate and junior to the prior payment of the indebtedness of the Company for borrowed money only as set forth in that certain Subordination Agreement dated as of March 27, 1997, between FUNB, the Company, and Purchaser (such indebtedness described therein referred to herein as, the "Senior Indebtedness"), and the indebtedness evidenced by the Debentures shall be senior in right of payment to all other indebtedness of the Company, which is expressly stated to be subordinate or junior in any respect to other indebtedness of the Company, including the Debentures.

            ARTICLE VII - EVENTS OF DEFAULT; REMEDIES

          Section 7.1  Events of Default.

          The occurrence of any one of the following shall constitute an "Event of Default" under this Agreement:

               (a)  Default shall occur in the payment of
interest on any Debenture when the same shall have become due; or

               (b) Default shall occur in the making of any payment of the principal of any Debenture or the premium, if any, by the Company thereon at the expressed or any accelerated maturity date or at any date fixed by the Company for prepayment;
or

               (c) Default shall be made in the payment of the principal of or interest on any indebtedness (other than the Debentures) of the Company or any Subsidiary and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

               (d) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any indebtedness (other than the Debentures) of the Company or any Subsidiary may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness of the Company or any Subsidiary outstanding thereunder; or

               (e) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.3 or Sections 5.13 through 5.19 hereof; or

               (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within thirty (30) days after the earlier of (i) the date on which the Company first obtains knowledge of such Default and (ii) the date on which written notice thereof is given to the Company by the holder of any Debenture; or

               (g) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Debentures or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

               (h) Final judgment or judgments for the payment of money aggregating in excess of either (i) $100,000 in the United States, the United Kingdom, Canada, or any other jurisdiction in which the common law applies or (ii) $500,000 in any other jurisdiction, is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry; or

               (i)  The Company or any Subsidiary becomes
insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for the Company or such Subsidiary or for the major part of the property of either; or

               (j) A custodian, trustee, liquidator, or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within sixty
(60) days after such appointment; or

               (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the company or any Subsidiary, are consented to or are not dismissed within sixty (60) days after such institution.

          Section 7.2  Notice to Holders.

          When any Event of Default described in the foregoing
Section 7.1 has occurred, or if the holder of any Debenture or of any other evidence of indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three (3) Business Days of such event to all holders of the Debentures then outstanding.

          Section 7.3  Acceleration of Maturities.

          When any Event of Default described in paragraph (a),
(b) or (c) of Section 7.1 has happened and is continuing, any holder of any Debenture may, and when any Event of Default described in paragraphs (d) through (i), inclusive, of said
Section 7.1 has happened and is continuing the holder or holders of 50% or more of the principal amount of Debentures at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Debentures to be, and all Debentures shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j) or (k) of Section 7.1 has occurred, then all outstanding Debentures shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Debentures becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Debentures the entire principal and interest accrued on the Debentures. No course of dealing on the part of any Debentureholder nor any delay or failure on the part of any Debentureholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Debentures all costs and expenses , including reasonable attorneys' fees, incurred by them in the collection of any Debentures upon any default hereunder or thereon.

             ARTICLE VIII - RESTRICTIONS ON TRANSFER

          Section 8.1  Legends; Restrictions on Transfer.

          The Debenture has not been registered under the Securities Act nor any state securities laws. Each Debenture issued pursuant to this Agreement shall bear a legend in substantially the following form:

          THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS
(i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR
(ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

          The provisions of this Article VIII shall be binding upon all subsequent holders of the Debentures.

          Section 8.2 Notice of Intention to Transfer; Opinions of Counsel.

          The Debentures shall not be transferable except upon the conditions specified in this Article VIII. Each holder of any Debenture, by acceptance thereof, agrees, prior to any transfer of such Debenture, to give written notice to the Company of such holder's intention to effect such transfer or conversion and briefly describing the manner of the proposed transfer. Such notice of intended transfer shall be accompanied by, if applicable, a copy of the opinion of counsel to such holder reasonably satisfactory to the Company, to the effect that registration under the Securities Act of such Debenture, in connection with such proposed transfer, is not required. If in the opinion of such counsel, the proposed transfer of such Debenture, may be effected without registration of such Debenture, under the Securities Act, such holder shall be entitled to transfer such Debenture in accordance with the terms of the notice delivered by such holder to the Company. The Company will promptly upon such transfer deliver new Debentures not bearing a legend of the character set forth in Section 8.1, unless in the opinion of such counsel subsequent disposition by such holder may require registration under the Securities Act.
If the proposed transfer of such Debenture may not be affected without registration of such Debenture under the Securities Act, the holder thereof shall not be entitled to transfer such Debenture in the absence of an effective registration statement.

          ARTICLE IX - AMENDMENTS, WAIVERS AND CONSENTS

          Section 9.1  Consent Required.

          Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively, if the Company shall have obtained the consent in writing of the holders of at least 50% in aggregate principal amount of outstanding Debentures; provided that without the written consent of the holders of all of the Debentures then outstanding, no such waiver, modification, alteration or amendment shall be effective
(a) which will change the time of payment of the principal of or the interest on any Debenture or reduce the principal amount thereof or change the rate of interest thereon, (b) which will change any of the provisions with respect to optional prepayments, or (c) which will change the percentage of holders of the Debentures required to consent to any such amendment, modification or waiver of any of the provisions of this
Article VIII or Article VII.

          Section 9.2  Solicitation of Debenture Holders.

          The Company will not, directly or indirectly, pay or cause to be paid by remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Debentures as consideration for or as an inducement to the entering into by any holder of the Debentures of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Debentures then outstanding.

          Section 9.3  Effect of Amendment or Waiver.

          Any such amendment or waiver shall apply equally to all of the holders of the Debentures and shall be binding upon them, upon each future holder of any Debenture and upon the Company, whether or not such Debenture shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

      ARTICLE X - INTERPRETATION OF AGREEMENT; DEFINITIONS

          Section 10.1  Definitions.  Unless the context
otherwise requires, the terms hereinafter set forth when sued herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

          "Affiliate" shall mean any Person (other than a Restricted Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which banks in Tennessee are authorized to close.

          "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in
Section 7.1.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer any successor sections.

          "Event of Default" shall have the meaning set forth in
Section 7.1 hereof.

          "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or (iii) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water
Pollution Control Act (33 U.S.C. Section 1317.1) as amended;
(b) regulated as a hazardous waste under Section 1004 or
Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) as amended; (c) defined as a hazardous substance under
Section 101 of the Comprehensive Environmental Response,
Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

          "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with generally accepted accounting principles shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the Event of Default are limited to repossession or sale or property,
(d) capitalized rentals, and (e) Guaranties of obligations of others of the character referred to in this definition.

          "Interest Charges" for any period shall mean all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

          "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

          "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

          "Material Adverse Event" shall mean any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in any
(i) adverse effect upon the validity or enforceability of any of the Operative Documents, or (ii) material and adverse effect on the financial condition of the Company as represented to Purchaser herein or in any document delivered to Purchaser in connection herewith, or (iii) default or potential default under any of the Operative Documents.

          "Multiemployer Plan" shall have the same meaning as in ERISA.

          "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          "Plan" means a "pension plan", as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

          "Reportable Event" shall have the same meaning as in ERISA.

          "Restricted Investments" shall mean all Investments, other than Investments described in clauses (i) through (iv) of
Section 5.17 hereof.

          "Security" shall have the same meaning as in Section
2(1) of the Securities Act of 1933, as amended.

          "Subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves Restricted Subsidiaries of such parent corporation. The term "Subsidiary" shall mean a Subsidiary of the Company.

          "Voting Stock" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt or Current Debt shall be owned by the Company and/or one or more of its Wholly-owned Restricted Subsidiaries.

          Section 10.2  Accounting Principles.

          Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

          Section 10.3  Directly or Indirectly.

          Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

                   ARTICLE XI - MISCELLANEOUS

          Section 11.1  Expenses, Stamp Tax Indemnity.

          Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of Purchaser's out-of-pocket expenses in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the reasonable fees, expenses and disbursements of Sherrard & Roe, PLC, Purchaser's counsel, the entering into of this Agreement and the consummation of duplicating and printing cost and charges for shipping the Debentures, adequately insured to Purchaser at Purchaser's home office or at such other place as Purchaser may designate, and so long as Purchaser hold any of the Debentures, all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement and the Debentures. The Company also agrees that it will pay and save Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the Debentures, whether or not any Debentures are then outstanding. The Company agrees to protect and indemnify Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

          Section 11.2  Powers and Rights Not Waived; Remedies
Cumulative.

          No delay or failure on the part of the holder of any Debenture in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other of further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Debenture are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Article VIII hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

          Section 11.3  Notices.

          All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

     If to Purchaser:    Tandem Capital, Inc.
                         500 Church Street
                         Suite 200
                         Nashville, Tennessee  37219
                         Fax:  (615) 726-1208
                         Attention:  Craig Macnab

     with a copy to:     Sherrard & Roe, PLC
                         424 Church Street, Suite 2000
                         Nashville, TN  37219
                         Fax:  (615) 742-4539
                         Attention:  Donald I.N. McKenzie, Esq.

     If to the Company:  Environmental Tectonics Corporation
                         125 James Way
                         Southampton, PA 18966-3877
                         Fax:  (215) 357-4000
                         Attention:  William F. Mitchell

     with a copy to:     Stevens & Lee, A Professional
                         Corporation
                         One Glenhardie Corporate Center
                         1275 Drummers Lane
                         P.O. Box 236
                         Wayne, PA 19087-1236
                         Fax:  (610) 687-1384
                         Attention:  Jeffrey P. Waldron, Esq.

or such other address as Purchaser or the subsequent holder of any Debenture initially issued to Purchaser may designate to the Company in writing, or such other address as the Company may in writing designate to Purchaser or to a subsequent holder of the Debenture initially issued to Purchaser, provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as Purchaser or a subsequent holder of any Debentures initially issued to Purchaser may designate to the Company in writing or at a telephone number herein set forth in the case of the Company.

          Section 11.4  Successors and Assigns.

          This Agreement, the Debentures and the other Operative Documents may be endorsed, assigned and/or transferred in whole or in part by Purchaser, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Purchaser under all of the same to the extent transferred and assigned. The Company shall not assign any of its rights nor delegate any of its duties under this Agreement or any of the other Operative Documents by operation of law or otherwise without the prior express written consent of Purchaser, and in the event the Company obtains such consent, this Agreement and the other Operative Documents shall be binding upon such assignee.

          Section 11.5  Survival of Covenants and
Representations.

          All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Debentures.

          Section 11.6  Severability.

          Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

          Section 11.7  Governing Law.

          This agreement and the Debentures issued and sold hereunder shall be governed by and construed in accordance with Tennessee law, without regard to its conflict of law rules.

          Section 11.8  Captions; Counterparts.

          The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                          *     *     *

          IN WITNESS WHEREOF, the parties hereto have caused this Debenture Purchase Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

COMPANY:                      ENVIRONMENTAL TECTONICS
                              CORPORATION:

                              By:/s/ Duane Deaner
                                   Duane Deaner
                                   Chief Financial Officer


PURCHASER:                    SIRROM CAPITAL CORPORATION

                              By:/s/ Craig Macnab
                                   Name:  Craig Macnab
                                   Title: Vice President